Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY INCREASES QUARTERLY DIVIDEND BY 67%; LOWERS 2020 CAPITAL BUDGET AND PROVIDES 2020 GUIDANCE

AUSTIN, Texas, January 23, 2020 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced that its Board of Directors increased the Company’s quarterly dividend from $0.03 per share to $0.05 per share(1). Additionally, Parsley provided an overview of its 2020 development program and updated expectations for certain full-year 2019 results.

Summary Comment and Outlook

“Parsley’s 2019 action plan was a resounding success as our team delivered a step-change improvement in capital efficiency and inflected to free cash flow generation ahead of schedule,” commented Matt Gallagher, Parsley’s President and CEO. “We remain committed to an enhanced free cash flow profile in 2020, and, importantly, we have reinforced this commitment with a meaningful increase to our regular dividend program. Integration of our Jagged Peak acquisition has our urgent focus and I am proud of our teams’ collective dedication and efforts out of the gate. Ultimately, though, ‘well done’ is better than ‘well said’. We look forward to delivering on our 2020 objectives in the coming quarters.”

2020 Guidance

Parsley is reiterating the development plan outlined in its preliminary 2020 outlook issued on October 14, 2019, and plans to deploy 15 development rigs and four-to-five frac spreads on average in 2020. Parsley is also reaffirming its pro forma 2020 oil production outlook, but is decreasing its pro forma 2020 capital budget range at the midpoint, reflecting continued efficiency gains and savings on services following a comprehensive integrated budgeting process. Parsley is also providing initial guidance on its projected unit costs for 2020.

Parsley’s baseline capital budget assumes a $50 WTI oil price. In this context, the Company would expect to generate free cash flow(2) of at least $200 million during 2020. In a higher oil price scenario, Parsley would expect to generate additional free cash flow and would not plan to increase its development activity in 2020. For further detail on Parsley’s 2020 guidance, please see the table below.

	Preliminary	Closing	Updated
	2020 Outlook(3)	Adjustment(4)	2020 Guidance
Production
Annual net oil production (MBo/d)	126.0-134.0	(1.0)	125.0-133.0
Annual net total production (MBoe/d)			200.0-210.0

Capital Program
Total development expenditures ($MM)	$1,600-$1,900	($15)	$1,600-$1,800
Drilling, Completion, & Equipment ($MM)			$1,500-$1,650
Other ($MM)(5)			$100-$150

Activity
Gross operated horizontal POPs(6)			180-190
Midland Basin (% of total)			~65%
Delaware Basin (% of total)			~35%
Average lateral length			9,500’-10,000’
Gross operated lateral footage (000’s)			1,710’-1,900’
Average working interest			~90%

Unit Costs
Lease operating expenses ($/Boe)			$3.50-$4.50
Cash general and administrative expenses ($/Boe)(7)			$2.00-$2.40
Production and ad valorem taxes (% of total revenue)			6%-7%

Return of Capital Program

Parsley’s Board of Directors approved an increase to the Company’s quarterly dividend from $0.03 per share to $0.05 per share(1). The dividend is payable on March 20, 2020, to shareholders of record on March 10, 2020.

1Q20 Guidance

Parsley closed its acquisition of Jagged Peak on January 10, 2020. After adjusting for the transaction closing date(4), the Company expects first quarter 2020 net oil production to average 123-129 MBo/d. With a full quarter of contribution from Jagged Peak, Parsley would expect first quarter pro forma 2020 net oil production to average 126-132 MBo/d.

Fourth Quarter and Full-Year 2019 Update

Activity Overview

During the fourth quarter of 2019, Parsley placed on production 37 gross operated horizontal wells with more than half of those wells coming online in December. Parsley expects to report fourth quarter capital expenditures of approximately $275-285 million, translating to full-year 2019 capital expenditures below the low end of the full-year guidance range of $1.40-$1.47 billion. Fourth quarter development spending decreased relative to third quarter spending, driven by lower well costs and quarter-over-quarter decreases in facilities and infrastructure spending. For the fourth quarter of 2019, Parsley expects net oil production of 89.5-89.7 MBo per day.

Parsley continues to lower its cost structure in the Delaware Basin, recently completing a four-well project in Pecos County with an estimated average drilling, completion and equipment cost of under $1,100 per lateral foot.

“The Parsley team finished the year strong, carrying efficient operational momentum through year-end and paving the way for a compelling start to 2020,” said David Dell’Osso, Parsley’s COO. “I am proud of the strides our team continues to make in the Delaware Basin, and look forward to delivering the capital efficiency gains we have previously outlined across our recently expanded acreage footprint.”

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.

4Q19 Earnings Release and Conference Call Information

Parsley Energy plans to report fourth quarter 2019 financial results on Wednesday, February 19, 2020 after the close of trading on the New York Stock Exchange. The Company will host its quarterly conference call at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Thursday, February 20, 2020. Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) 10 minutes before the scheduled time and request the Parsley Energy earnings conference call. A telephone replay will be available through February 27, 2020 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13698261. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Investors-Events & Presentations” section of the website.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Contacts:

Kyle Rhodes

Vice President – Investor Relations

or

Dan Guill

Investor Relations Analyst

ir@parsleyenergy.com

(512) 505-5199

Media and Public Affairs Contacts:

Katharine McAden

Corporate Communications Manager

or

Kate Zaykowski

Corporate Communications Coordinator

media@parsleyenergy.com

(512) 220-7100

(1)	Dividend to be paid to all Company equity holders, including shareholders of Class A common stock and holders of Parsley Energy, LLC units/Class B common stock.
(2)

As used in this news release, free cash flow (outspend), a non-GAAP financial measure, means net cash provided by operating activities before transaction expenses related to the acquisition of Jagged Peak Energy Inc. (“Jagged Peak”) and changes in operating assets and liabilities, net of acquisitions, less accrual-based development capital expenditures. The Company is unable to present a reconciliation of forward-looking free cash flow (outspend) because components of the calculation, including changes in working capital accounts, are inherently unpredictable. Additionally, estimating the most directly comparable GAAP measure with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

(3)	Assumes full-year contribution of the acquisition of Jagged Peak Energy announced October 14, 2019 and closed on January 10, 2020.
(4)

“Closing Adjustment” reflects net oil production and development expenditures attributable to Jagged Peak during the period beginning on January 1, 2020 and ending on the closing of the acquisition of Jagged Peak on January 10, 2020.

(5)	Other capital expenditures includes non-operated activity, water infrastructure, gas gathering infrastructure, and geological/geophysical.
(6)	Wells placed on production. Includes wells placed on production by Jagged Peak between January 1, 2020 and January 10, 2020.
(7)

Cash general and administrative expense (“cash G&A”) is a non-GAAP financial measure. As used in this news release, cash G&A means GAAP general and administrative expense, exclusive of the Company’s stock based compensation.

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